Exhibit 10.23

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, dated as of the ____ day of __________ 20___, between DYCOM INDUSTRIES, INC., a Florida corporation (the “Company”), and «Name» (the “Participant”).

WHEREAS, the Participant is an officer or key employee of the Company or one of its Subsidiaries and, subject to the terms and conditions set forth herein, the Company desires to provide the Participant with an additional incentive to remain in its employ and to increase his or her interest in the success of the Company by granting the Participant an Award to receive a certain number of restricted stock units (“RSUs”) entitling the Participant to receive shares of common stock, par value $0.33 1/3 per share, of the Company (the “Common Stock”) under the Company’s 2012 Long-Term Incentive Plan, as amended (the “Plan”);

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.	Definitions; Incorporation of Plan Terms.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which is attached. This Award Document and the RSUs shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Document, the Plan shall govern.

2.	Grant of RSUs.

Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants the Participant the number of RSUs specified at the foot of the signature page hereof. Each RSU will entitle the Participant to one share of Common Stock. The actual number of shares of Common Stock that the Participant receives will be subject to the terms and conditions of the Plan and this Award Document. For purposes of the Plan and this Award Document, the Date of Grant is the date specified at the foot of the signature page hereof.

3.	Vesting of RSUs.

(a) Subject to the terms and conditions contained herein and in the Plan, the RSUs shall vest and become non-forfeitable on [__________, 20__] (each a “Vesting Date”); provided that the Participant remains in the continuous employ of the Company or a Subsidiary on the applicable Vesting Date. Notwithstanding the foregoing, if a Vesting Date falls on a date which is during a trading black-out period with respect to the Common Stock to which the Participant is subject, such Vesting Date shall be delayed until the first day after the expiration of such black-out period.

(b) The Company will issue the Participant shares of Common Stock in settlement of the vested portion of the RSUs in whole shares of Common Stock (rounded up or down to the nearest whole share) pursuant to such procedures established by the Company. The number of shares issued to the Participant (if any) shall equal the number of shares of Common Stock representing the vested portion of the RSUs receivable by such Participant following the Vesting Date subject to any applicable withholdings. All RSUs subject to such Vesting Date will be cancelled upon settlement.

1

4.	Termination of Employment.

Except to the extent otherwise provided by the Plan or this Award Document, in the event of the Participant’s termination of employment for any reason prior to an applicable Vesting Date, the Participant shall immediately forfeit all unvested RSUs as of the date of such termination without payment.

5.	Nontransferability of the RSUs.

(a) Unless determined otherwise by the Committee, RSUs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner except by will or the laws of descent and distribution; provided, however, that RSUs shall be transferable, in whole or in part, with the written consent of the Committee, to trusts established wholly or in part for the benefit of the Participant’s immediate family members. Such transfers are subject to the terms and conditions of the Plan and this Award Document. The restrictions on transferability set forth above shall not apply to RSUs after the date that such RSUs become vested and non-forfeitable as set forth herein.

(b) Upon each Vesting Date, 50% of the shares of Common Stock underlying the RSUs that vest on such Vesting Date shall be transferable, in whole or in part, by the Participant. Subject to this Section 5(b), the remaining 50% of the shares of Common Stock underlying the RSUs that vest on such Vesting Date (net of any shares that the Participant may use to satisfy his or her income and employment tax withholding obligations with respect to such RSUs) shall not be transferable, in whole or in part, by the Participant (the “Non Transferable Shares”) until such Vesting Date as the Fair Market Value (based on the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange on such Vesting Date) of all Non Transferable Shares held by the Participant, together with all other shares of time vested restricted stock or shares underlying time vested restricted stock units held by the Participant pursuant to prior awards under the Plan or any successor plan, equals or exceeds 100% of the Participant's then annual rate of base salary (the “Restricted Stock Holdings”) as determined by the Committee in its sole discretion; provided, however, that any Non Transferable Shares that vest on the Vesting Date in which the Participant attains his or her Restricted Stock Holdings that exceed such Participant’s Restricted Stock Holdings shall no longer be Non Transferable Shares and shall be transferable, in whole or in part, by the Participant. Effective as of the date that the Participant attains his or her Restricted Stock Holdings, 100% of the shares of Common Stock underlying the RSUs that vest on each subsequent Vesting Date shall be transferable, in whole or in part, by the Participant. Subject to Section 5(c), the Participant’s Restricted Stock Holdings shall not be transferable, in whole or in part. The Committee may, in its sole discretion, allow the Participant to replace Non Transferable Shares with other shares of Common Stock held by the Participant for purposes of satisfying the Restricted Stock Holdings.

2

(c) Notwithstanding the foregoing, upon the Participant's termination of employment with the Company or its Subsidiaries for any reason other than death or disability (as defined in the Company long-term disability plan applicable to the Participant), such Participant's Restricted Stock Holdings shall not be transferable, in whole or in part, during the 90 day period immediately following such termination of employment. The date of the Participant's termination of employment with the Company or its Subsidiaries shall be determined by the Committee in its sole discretion. If the Participant's employment with the Company or its Subsidiaries is terminated by reason of death or disability, the Participant's Restricted Stock Holdings shall be immediately transferable.

6.	Rights as a Stockholder.

No shares of Common Stock represented by the RSUs will be earmarked for the Participant or his or her account. The Participant will have no rights as a shareholder with respect to any RSU until the shares of Common Stock underlying the RSU have been issued to such Participant following the applicable Vesting Date, and no adjustment shall be made for dividends or distributions or other rights in respect of any shares of Common Stock until such time as the shares are delivered to the Participant in accordance with this Award Document. Upon issuance of the shares, the Participant will be the owner of record of such shares and will be entitled to all of the rights of a stockholder of the Company, including the right to vote and the right to receive dividends.

7.	Taxes and Withholdings.

No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to RSUs, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.

Unless otherwise determined by the Committee, in its sole discretion, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under this Award Document shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by applicable law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

8.	Notices.

All notices and other communications under this Award Document will be in writing and will be given by hand delivery to the other party or by first class mail, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:

at the last known address on record at the Company.

If to the Company:

Dycom Industries, Inc.

11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408
Attention: General Counsel

or to such other address as any party shall have furnished to the other in writing in accordance with this Section 8. Notice and communications shall be effective when actually received by the addressee.

3

9.	Successor.

Except as otherwise provided hereunder, this Award Document shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Participant pursuant to Section 5.

10.	Governing Law.

Except as to matters of federal law, this Award Document and actions taken hereunder shall be subject to, and construed in accordance with, the laws of the State of Florida.

11.	Severability.

If any provision of this Award Document is held to be illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions of this Award Document, but this Award Document shall be construed and enforced as if such illegal or invalid provision had never been included herein.

12.	Compliance with Code Section 409A.

Notwithstanding anything contained in the Plan or this Award Document to the contrary, to the extent that the right to receive any payment of shares of Common Stock hereunder is deemed to be a “deferral of compensation” within the meaning of Code Section 409A(d)(1) and such payment is to be made in connection with the Participant’s “Separation from Service” within the meaning of Code Section 409A(a)(2)(A)(i), the payment shall be subject to the following:

(i) If the Participant is a “Specified Employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date of the Participant’s Separation from Service, then no such payment shall be made or commence during the period beginning on the date of the Participant’s Separation from Service and ending on the date that is the six month anniversary of such Separation from Service or, if earlier, on the date of the Participant’s death. The amount of any payment that would otherwise be paid to the Participant during this period shall instead be paid to the Participant on the fifteenth day following the end of the period.

4

13.	Amendment.

(a) Subject to applicable laws, rules and regulations, the Board or the Committee may, at any time, amend, modify or suspend this Award Document; provided, however, that no amendment, modification or suspension of this Award Document shall (i) be effective without the approval of the shareholders of the Company if such approval is required under applicable laws, rules or regulations, including the rules of the New York Stock Exchange and (ii) materially and adversely alter or impair the rights of the Participant without his or her consent. Notwithstanding the foregoing, the Board shall have broad authority to amend this Award Document without the consent of the Participant to the extent it deems necessary or desirable to (x) comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (y) take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b) of the Plan), or (z) take into account significant acquisitions or dispositions of assets or other property by the Company.

(b) Notwithstanding subparagraph (a) above, if the Committee determines in good faith that any provision of the Plan or this Award Document does not satisfy Code Section 409A or could otherwise cause any person to recognize additional taxes, penalties or interest under Code Section 409A, the Committee may, without the consent of any person, modify such provision, to the extent necessary or desirable to ensure compliance with Code Section 409A. Any such amendment shall maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code Section 409A. This Section 13(b) does not create an obligation on the part of the Company to modify the Plan or this Award Document and does not guarantee that any person will not be subject to excise taxes, accelerated taxation, interest or penalties under Code Section 409A.

14.	No Rights to Future Awards or Continued Employment.

The Participant shall not have any claim or right to receive or be eligible to receive any additional Awards under the Plan. Neither the Plan nor this Award Document nor any action taken or omitted to be taken hereunder or thereunder shall be deemed to create or confer on the Participant any right to be retained in the employ of the Company or to interfere with or to limit in any way the right of the Company to terminate the employment of the Participant at any time with or without cause.

15.	Recoupment.

The Participant agrees that the Award granted under this Award Document shall be subject to any clawback or recoupment policies and procedures that are required under applicable law, rule or regulation or Company policy as enacted, adopted or modified from time to time.

5

16.	No Rights to Grants or Continued Employment.

The Participant shall not have any claim or right to receive Awards under the Plan. Nothing in the Plan or in this Award Document shall confer upon the Participant any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Participant at any time, with or without cause.

17.	Waiver.

The waiver by either party of compliance with any provision of this Award Document by the other party shall not operate or be construed as a waiver of any other provision of this Award Document, or of any subsequent breach by such party of a provision of this Award Document.

18.	Entire Agreement.

This Award Document and the Plan set forth the entire agreement and understanding between the parties hereto with respect to the matters covered herein, and supersede all prior agreements and understandings concerning such matters. This Award Document may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Document.

19.	Acceptance and Acknowledgement of Award.

The Participant acknowledges receipt of the Plan and this Award Document. The Participant has read and understands the terms and provisions of the Plan and this Award Document, and by signing this Award Document accepts the Award subject to all of their terms and conditions.

6

IN WITNESS WHEREOF, the parties have executed this Award Document, as of the day and year first above written.

DYCOM INDUSTRIES, INC. By: _________________________________________ PARTICIPANT ____________________________________________ «Name»

«Subsidiary»

Number of Restricted Stock Units: «Grant_Shares»

Date of Grant: December ____, 20___

7